SHARE PLEDGE AGREEMENT

AGREEMENT made as of the 8th day of August, 2007.

B E T W E E N:

EIGER TECHNOLOGY, INC., a corporation governed under the laws of the Province of Ontario

(hereinafter called the "Parent")

- and –

ETIFF HOLDINGS, LLC, a corporation governed under the laws of the State of Delaware (hereinafter called the "Holder")

- and –

FOUNDATION VENTURE LEASING INC., in Trust., a corporation governed under the laws of the Province of Ontario (hereinafter called the "Debtor")

WHEREAS:

(A)	The Debtor has purchased 14,021,600 Shares of common stock (collectively, the "Purchased Shares") of Racino Royale, Inc. (the "Corporation");

(B)
The Debtor has executed and delivered a promissory note (the "Note") in the principal amount of $671,080, dated as of the date hereof, evidencing the outstanding balance of the purchase price owing for the Pledged Shares which Note is to be retired on the following basis:

(1)	$70,000 on or before August 31, 2007;

(2)	$133,694 on or before September 30, 2007; and

(3)	$233,693 on or before February 1, 2008; and

(4)	$233,693 on or before September 1, 2008.

(C)
The Debtor has agreed to pledge 12,619,460 of the Purchased Shares (the "Pledged Shares") to the Holder as security for the performance by the Debtor of its obligations pursuant to the terms of the Note;

NOW THEREFORE in consideration of the mutual covenants set out in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS

All expressions and definitions contained in this agreement shall have the same meaning as the corresponding expressions and definitions contained in the Personal Property Security Act (Ontario), unless specifically modified by this agreement.  In addition, the following words and expressions shall have the following meanings:

(a)	"Act" means the Personal Property Security Act (Ontario), as amended or re- enacted from time to time;

(b)	"Arm's Length" has the meaning given thereto in the Income Tax Act (Canada), as amended or re-enacted from time to time;

(c)	"Corporation" means Racino Royale, Inc., a corporation governed under the laws of the State of Nevada;

(d)	"Distributions" shall have the meaning attributed to such term in section 6.1(a)(iii);

(e)	"Event of Default" shall have the meaning attributed to such term in 7.1;

(f)	"Note" shall have the meaning attributed to such term in Recital (B);

(g)	"Obligations" means the obligations, indebtedness and liability of the Debtor referred to in Section 2.1;

(h)	"Pledged Shares" means 12,619,460 of the Purchased Shares;

(i)	"Purchased Shares" shall have the meaning attributed to such term in Recital (A); and

(j)	"Security Interest" means the security interest referred to in Section 2.1.

ARTICLE 2

THE SECURITY INTEREST

2.1  Grant of Security Interest

As security for the payment and satisfaction of any and all obligations, liability and indebtedness of the Debtor to the Holder including, without limitation, under the Note and this agreement (such obligations, indebtedness and liability being hereinafter collectively called the "Obligations"), the Debtor hereby grants to the Holder a continuing and specific security interest in and to the Pledged Shares and any proceeds thereof (the "Security Interest").

2.2  Attachment of Security Interest

The Debtor hereby agrees that the Security Interest in the Pledged Shares shall attach upon the execution of this agreement by the parties.

2.3  Delivery of Pledged Shares

The Debtor agrees that it shall direct the transfer agent of the Corporation to deliver to the Holder the share certificates representing in aggregate the Pledged Shares upon issuance thereof, and the Debtor shall deliver to the Holder an executed power of attorney upon the execution of this Agreement.

2.4  Release of Pledged Shares

The Holder shall deliver to the Debtor the share certificate for the Pledged Shares, released and discharged from the Security Interest in the following amounts upon satisfaction of the following amounts under the Note:

(a)	$70,000 on or before August 31, 2007 – 1,402,140 Pledge Shares released

(b)	$133,694 on or before September 30, 2007 – 1,869,566 Pledge Shares released

(c)	$233, 693 on or before February, 1 2008 – 4,673,877 Pledge Shares released

(d)	$233, 693 on or before September, 1 2008 -4,673,877 Pledge Shares released

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

3.1  No Breach of Applicable Law

The Debtor hereby represents and warrants to the Holder that the execution and delivery of this agreement by the Debtor and the observance and performance of the terms and conditions of this agreement on the part of the Debtor to be observed and performed do not constitute a violation of applicable law or a violation of any contract or obligation to which the Debtor is a party or by which the Debtor is bound, nor do any of the foregoing constitute a default or would, with the passage of time or the giving of notice or both, or otherwise, constitute a default under any contract or obligation to which the Debtor is a party or by which the Debtor is bound.

3.2  Title

The Debtor hereby represents and warrants to the Holder that the Debtor is the owner of the Pledged Shares and is entitled to pledge the Pledged Shares to the Holder, free of any mortgage, hypothec, charge, lien, security interest or other encumbrance.

ARTICLE 4

COVENANTS OF THE DEBTOR

4.1  General Covenants

The Debtor hereby covenants and agrees with the Holder that, so long as the Obligations or any part thereof remain outstanding, without the prior written consent of the Holder, such consent not to be unreasonably withheld:

(a)	No Encumbrances: the Debtor will not assume or have outstanding, except to the Holder, any mortgage, charge, lien, security interest or other encumbrance on all or any part of the Pledged Shares; and

(b)	Sale and Assignment of Pledged Shares: the Debtor will not sell, transfer, assign, dispose of, or in any other manner deal with any of the Pledged Shares

ARTICLE 5

COVENANTS OF THE HOLDER

The HOLDER hereby covenants and agrees with the Holder that, so long as there is not an Event of Default, as defined herein that is not cured as provided in Section 7 hereof.

(a)	No Transfer; The Holder will not take any actions to effect a transfer of the Pledged Shares.

(b)	No Pledge of the Pledged Shares; The Holder will not in any way pledge or hypothecate the Pledged Shares.

ARTICLE 6

RIGHTS BEFORE DEFAULT

6.1  Voting Rights; Dividends; etc.

(a)	Unless and until an Event of Default has occurred and has not been waived in writing by the Holder:

(i)	the Pledged Shares shall remain registered in the name of the Debtor;

(ii)
the Debtor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this agreement; and

(iii)	the Debtor shall be entitled to receive all cash or other distributions payable in respect of the Pledged Shares (the "Distributions").

(b)
Unless otherwise provided for herein, upon the occurrence of an Event of Default, all rights of the Debtor to exercise the voting and/or consensual rights and powers and/or to receive the Distributions shall cease and the Holder shall thereafter be entitled to exercise all such voting rights and/or consensual rights and to receive all Distributions.

ARTICLE 7

EVENTS OF DEFAULT

7.1  Event of Default

Each of the following events constitutes an event of default under this agreement (each an "Event of Default"):

(a)
Failure to Make Payment: The Debtor fails to pay when due any amount owing by the Debtor to the Holder pursuant to the terms of the Note and such failure to pay is not cured within forty-five (45) days of the date upon which any such amount is due.

(b)
Default Under Share Pledge Agreement:  The Debtor fails to observe or perform any of the covenants and obligations, in accordance with its terms, any of the Obligations other than as provided in subsection 7.1(a) and such non-observance or non- performance has not been corrected within twenty (20) days of receiving written notice from the Holder to cure such default.

(c)
Appointment of Receiver:  The insolvency of the Debtor or the appointment of a receiver, manager, trustee, liquidator, for any of the property of the Debtor or an assignment for the benefit of the Debtor's creditors or a distress, execution or other similar process is levied against all or any material part of the Pledged Shares.

(d)	Enforceability of Other Mortgages and Charges: Any mortgage, charge, lien, security interest or other encumbrance affecting any real or personal property of the Debtor becomes enforceable.

(e)
Bankruptcy:  The institution of a proceeding in bankruptcy against the Debtor, whether voluntarily or involuntarily, or the institution of proceedings by the Debtor to obtain relief against his creditors.

(f)	Insecurity: The Holder, acting reasonably, deems itself to be insecure with respect to the Security Interest.

ARTICLE 8

REMEDIES UPON DEFAULT

8.1  Effect of Default

If any event of default referred to in 7.1 occurs, the Security Interest shall become immediately enforceable.

8.2  Remedies

If the Security Interest becomes enforceable, the provisions of Part V of the Act shall govern the rights, remedies and obligations of the parties in respect of the default in question, except as otherwise provided in this Article.  Notwithstanding anything to the contrary contained in the Act or in any other agreement between the parties, upon the Security Interest becoming enforceable:

(a)	Acceleration: The Holder may at its option declare that the whole or any part of any indebtedness forming a part of the Obligations is immediately due and payable in full.

(b)	Foreclosure: At its option the Holder may retain all or part of the Pledged Shares in full satisfaction of the Obligations.

ARTICLE 9

POWER OF ATTORNEY

The Debtor constitutes and appoints the Holder with full power of substitution, as the Debtor's true and lawful attorney-in-fact with full power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Holder's discretion after an Event of  Default, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this agreement.  These powers are coupled with an interest and are irrevocable until this agreement is terminated and the Security Interest created by this agreement are released.  Nothing in this section affects the right of the Holder as secured party, or any other person on the Holder's behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Pledged Shares and this agreement as the Holder or such other person considers appropriate.

ARTICLE 10

GENERAL CONTRACT PROVISIONS

10.1  Remedies Cumulative

All remedies of the Holder at law and pursuant to the provisions of this agreement shall be cumulative and not in the alternative.

10.2  Security in Addition

The Security Interest is in addition to and not in substitution for any other security now or hereafter held by the Holder.

10.3  Performance by the Holder

Upon the failure by the Debtor to perform any of his obligations under this agreement, the Holder may, at its option, perform such obligations and the reasonable expenses of the Holder in so doing shall be payable by the Debtor to the Holder, upon demand.

10.4  Waiver

The Holder may waive any default by the Debtor in the observance or the performance of any of the Obligations or covenants under this agreement.  No act or omission of the Holder in respect of any default by the Debtor shall extend to or be taken in any manner whatsoever to affect any subsequent default of the Debtor or the rights of the Holder resulting there from.

10.5  Extensions of Time

In the event that the Security Interest becomes enforceable, the Holder may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release any part of the Pledged Shares to third parties and otherwise deal with any person as the Holder may see fit without prejudice to the liability of the Debtor or to the Holder's right to hold, realize and deal with the Pledged Shares.

10.6  Notices

All notices required or permitted to be given hereunder or under the Act by one party to the other shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

(a)	to the Debtor at:

Foundation Venture Leasing Inc.

95 Wellington Street West, Suite 1200

Toronto, Ontario  M5J 2Z9

Fax:                      416-941-8852

Attention:                                Jeremy Goldman

(b)	to the Holder at:

ETIFF Holdings, LLC

144 Front Street West, Suite 700

Toronto, Ontario  M5J 2L7

Fax:                      416-216-1164

Attention:                                Jason Moretto

or at such other address as may be given by one of them to the other in writing from time to time.  A notice given as aforesaid shall be deemed to have been received when delivered or, if mailed, five (5) business days following the day of the mailing thereof; provided that if a notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such notice as aforesaid, such notice shall, unless earlier actually received, be deemed to have been received five (5) business days following the resumption of normal mail service.

10.7  Headings

The division of this agreement into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.  The article, section and subsection headings in this agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this agreement.  All uses of the words "hereto", "herein", "hereof", "hereby" and "hereunder" and similar expressions refer to this agreement and not to any particular section or portion of it.  References to an Article, Section or Subsection followed by a number refer to the applicable article, section or subsection of this agreement.

10.8  Number and Gender

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and/or pronoun.

10.9  Currency.

All sums of money which are referred to in this Agreement are expressed in lawful money of the United States of America.

10.10  Further Assurances

The Debtor will from time to time, at the request of the Holder and at the expense of the Debtor, make and do all such acts and things and execute and deliver all such agreements, mortgages, deeds and other documents and assurances as be reasonably necessary or desirable to perfect and preserve the Security Interest.

10.11  Governing Law

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.12  Time of the Essence

Time shall be of the essence of this agreement.

10.13  Counterparts

This agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement.

10.14  Binding Effect

This agreement shall enure to the benefit of and be binding upon the Debtor and the Holder and their respective heirs, executors, successors, assigns and legal representatives.

10.15  Duplicate Copy

The Debtor acknowledges receipt of an executed copy of this agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of  the date first written above.

EIGER TECHNOLOGY, INC.
Per:
Name: Title:
I have the authority to bind the corporation.
ETIFF HOLDINGS, LLC
Per:
Name: Title:
I have the authority to bind the corporation.
FOUNDATION VENTURE LEASING INC.
Per:
Name: Title
I have the authority to bind the corporation.